Exhibit 99.1

1 00/00/00 Axcelis Technologies Response to Unsolicited Offer from Sumitomo Heavy and TPG February 25, 2008

2 00/00/00 Safe Harbor Statement These materials contain statements about Axcelis’ strategic and operational plans and potential financial performance. These are forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those described in the forward-looking statements due to a number of important factors involving risks and uncert ainties. The potential risks and uncertainties include, but are not limited to: the impact of the cyclical nature of the semiconductor industry, Axcelis’ ability to keep pace with rapid technological changes in the semiconductor manufacturing processes, the impact of the highly competitive nature of the semiconductor equipment industry, quarterly fluctuations in operating results attributable to the timing and amount of orders for our products and services, and Axcelis’ dependence on SEN (Axcelis’ Japanese joint venture) for access to the Japanese semiconductor equipment market. Further risks and uncertainties associated with Sumitomo Heavy Industries’ unsolicited proposal to acquire Axcelis include: the risk that key employees may leave for other employment opportunities due to concerns for their employment security with Axcelis, the risk of creating uncertainty and disruption in customers’ purchasing plans, the risk that the acquisition proposal will make it more difficult for Axcelis to execute its strategic plan and pursue other strategic opportunities, and the risk that stockholder litigation in connection with Sumitomo Heavy Industries’ unsolicited proposal may result in significant costs of defense, indemnification and liability. If any of those or other risks or uncertainties materializes, Axcelis’ business, financial condition and results of operations could be seriously harmed and the trading price of its common stock could decline. More information about potential factors that could affect Axcelis’ business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter end ed September 30, 2007, which are on file with the SEC and available at the SEC’s website at www.sec.gov. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

3 00/00/00 Why are we saying “no” to Sumitomo and TPG? The $5.20/share unsolicited proposal materially discounts the Company’s value: • Ignores the substantial market opportunity to take share back from competitors • Does not compensate shareholders for synergies from combining our JV (SEN) This is an opportunistic attempt at putting pressure on the Company to sell under difficult market conditions and at a bargain-basement price We are confident in our ability to drive shareholder value well in excess of this offer on a stand alone basis The Board regularly evaluates all available strategic opportunities and will continue to do so.

4 00/00/00 Axcelis – History with Sumitomo Heavy Industries (“SHI”) Axcelis and SHI are 50-50 partners in a 25 year old joint venture based in Japan: SEN, an SHI and Axcelis Company • Axcelis licenses implant technology for certain products to SEN for manufacture and sale in Japan SHI has repeatedly made attempts to renegotiate the JV arrangement in ways that will be less favorable to Axcelis and its shareholders SEN has repeatedly breached certain territorial restrictions imposed by the JV agreements Arbitration is ongoing between the two sides • In process since September, 2006 with no impact on SEN behavior SEN, with SHI’s encouragement, is breaching sales and marketing agreements and damaging customer relationships, while at the same time SHI is making an unsolicited offer to try to benefit from temporary weakness in our position

5 00/00/00 Significant Potential Upside in Axcelis New Products Close to Realization Opportunity to gain significant ion implant market share in the future • Differentiated technology and proven performance, particularly for advanced applications • Customers seeking alternative ion implant provider In Q1 2008, Axcelis will recognize, for the first time, revenues from Optima HD products Made progress in winning orders at leading memory customers Engaged with major logic and foundry customers

6 00/00/00 Significant Potential Upside in Axcelis Optima HD Line is Gaining Traction with Customers Customer 8 Customer 18 Customer 17 Customer 16 Customer 15 Customer 14 Customer 13 Customer 12 Customer 11 Logic Customer 10 Customer 9 Customer 7 Foundry PO* Customer 2 Customer 4 Customer 3 Customer 1 Memory Customer 5 Customer 6 Customer Demo Technical Review Relationship Segment Robust Pipeline Will Drive Future Growth * May represent multiple units at a particular customer.

7 00/00/00 Potential for Growth in Market Share and Earnings Market shares can shift dramatically based on changes in manufacturing processes, chip technology advances and SCE competitive portfolios Axcelis and Varian have traded the number one spot four times over the last 18 years Axcelis has the potential to gain back significant market share over the next few years assuming that Optima HD roadmaps are executed per plan Given its fixed cost structure, Axcelis believes it has significant earnings opportunity from gaining market share in the future

8 00/00/00 Axcelis – Confident In Our Future Offering innovative implant technology and solutions to meet customers’ present and future requirements Dry strip products, upgrades and services provide business opportunities Significant upside in financial model • Earnings expansion at modest market share gains Current SHI proposal materially undervalues the company The Board’s response demonstrates its confidence in our future

9 00/00/00 Axcelis Technologies